UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2004

Centillium Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30649	94-3263530
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

215 Fourier Avenue

Fremont, California 94539

(Address of principal executive offices including zip code)

(510) 771-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

☐	Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01. Entry into a Definitive Material Agreement.

On September 28, 2004, the Board of Directors of Centillium Communications, Inc. approved an offer letter between Centillium and Wayne Gartin regarding the terms of Mr. Gartin’s employment as Vice President of Sales. Under the terms of the offer letter, Mr. Gartin will earn a base salary at the annual rate of $160,000, with a guaranteed bonus of $160,000, as prorated based on the time that he is a full-time employee of the Company during 2004. Mr. Gartin was also granted an option to purchase 200,000 shares of Centillium’s Common Stock as set forth in the offer letter. A copy of the offer letter is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Offer Letter dated September 16, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centillium Communications, Inc.

By:	/s/ J. Scott Kamsler
J. Scott Kamsler
Chief Financial Officer

Dated: September 29, 2004

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Offer Letter dated September 16, 2004.